Exhibit 99

NEWS RELEASE

SILICON LABORATORIES ANNOUNCES THIRD QUARTER RESULTS

AUSTIN, Texas — Oct. 23, 2006 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported third quarter revenues of $115.5 million, an eleven percent increase over the same period in 2005.

Quarterly Business Highlights

Silicon Laboratories’ diversifying product portfolio has multiple growth areas that performed well in the third quarter including microcontrollers, timing products and broadcast products. The broad-based mixed-signal business was up slightly in the third quarter despite weakness in the company’s DAA business. New product introductions, including FM transmitters and automotive MCUs, further expanded the portfolio and are expected to be important growth areas in the future.

The mobile handset business declined as expected, however the company added significant design wins in both FM tuners and EDGE transceivers among large, top tier customers. The company’s Aero® IIed transceiver announced during the third quarter is expected to increase Silicon Laboratories’ total addressable market for EDGE in 2007. The company also plans to ship first revenue for its AeroFONE™ single-chip phone in the fourth quarter of 2006 as planned.

“We’re at the beginning of several strong potential product cycles in both our mobile handset and broad-based mixed-signal businesses,” said Necip Sayiner, president and CEO of Silicon Laboratories. “So while the near-term outlook remains relatively muted, we feel very good about the long-term growth potential and health of the business.”

Financial Highlights

Gross margin for the third quarter was within the company’s target range at 55 percent. GAAP operating income was $4.2 million.  Non-GAAP operating income was $17.4 million or 15 percent of revenue. GAAP net income for the third quarter was $4.7 million, or eight cents per fully diluted share.  Non-GAAP net income per fully diluted share, excluding certain charges, was 26 cents. The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

The company’s balance sheet continued to be very healthy with cash and short-term investments totaling approximately $392 million at quarter end, including the impact of $35 million in stock repurchases during the quarter.

For the fourth quarter of 2006, the company anticipates revenue of $108 to $113 million.

Conference Call Today

A conference call discussing the third quarter results will follow the release today at 7:30 a.m. Central Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1 866-415-3312 or +1 203-369-0691 (international). These replays will be available through November 6th, 2006.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, especially for mobile handset products; dependence on a limited number of products and customers; risks associated with shifting market demand from GSM/GPRS to EDGE and WCDMA; difficulties developing new products that achieve market acceptance; risks that Silicon Laboratories may not be able to manage strains associated with its growth; dependence on key personnel; difficulties managing our manufacturers and subcontractors; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs, AeroFONE, Aero and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

Silicon Laboratories Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005
Revenues	$115,540	$103,913	$353,585	$315,833
Cost of revenues	52,142	47,269	156,439	144,405
Gross profit	63,398	56,644	197,146	171,428
Operating expenses:
Research and development	31,264	36,604	89,288	77,531
Selling, general and administrative	27,308	17,480	78,173	53,655
In-process research and development	600	—-	3,200	—-
Operating expenses	59,172	54,084	170,661	131,186
Operating income	4,226	2,560	26,485	40,242
Other income (expense):
Interest income	3,525	2,138	10,351	5,542
Interest expense	(236)	(30)	(635)	(131)
Other income (expense), net	53	(48)	344	(241)
Income before income taxes	7,568	4,620	36,545	45,412
Provision for income taxes	2,834	5,365	10,610	13,170

Net income (loss)	$4,734	$(745)	$25,935	$32,242

Net income (loss) per share:
Basic	$0.08	$(0.01)	$0.47	$0.61
Diluted	$0.08	$(0.01)	$0.45	$0.58
Weighted-average common shares outstanding:
Basic	55,725	53,770	55,557	53,129
Diluted	57,151	53,770	57,566	55,244

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

	Three Months Ended
	September 30, 2006	October 1, 2005
GAAP operating income	$4,226	$2,560
Stock compensation adjustments:
Cost of revenues	243	20
Research and development	5,071	657
Selling, general and administrative	4,270	618
Headquarters relocation costs	2,956	—
In-process research and development	600	—
Acquired research and development	—	13,687
Non-GAAP operating income	$17,366	$17,542

Non-GAAP operating income %	15.0%	16.9%

	Three Months Ended
	September 30, 2006	October 1, 2005
GAAP net income (loss)	$4,734	$(745)
Stock compensation adjustments:
Cost of revenues	243	20
Research and development	5,071	657
Selling, general and administrative	4,270	618
Provision for income taxes	(2,066)	(487)
Headquarters relocation costs	2,956	—
In-process research and development	600	—
Acquired research and development	—	13,687
Taxes	(1,035)	588
Non-GAAP net income	$14,773	$14,338

GAAP diluted shares outstanding	57,151	53,770
Adjustments
Weighted-average shares of common stock subject to repurchase	—	72
Stock options	—	1,500
Non-GAAP diluted shares outstanding	57,151	55,342
Non-GAAP diluted net income per share	$0.26	$0.26

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	September 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,744	$100,504
Short-term investments	307,195	263,206
Accounts receivable, net of allowance for doubtful accounts of $423 at September 30, 2006 and $1,088 at December 31, 2005	49,436	68,824
Inventories	45,332	23,132
Deferred income taxes	15,214	11,505
Prepaid expenses and other	14,479	9,670
Total current assets	516,400	476,841
Property, equipment and software, net	41,902	32,584
Goodwill	77,324	62,877
Other intangible assets, net	23,253	14,838
Other assets, net	37,602	25,863
Total assets	$696,481	$613,003

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,215	$43,846
Accrued expenses	16,381	11,307
Deferred income on shipments to distributors	44,460	34,036
Income taxes payable	10,945	18,348
Total current liabilities	118,001	107,537
Long-term obligations and other liabilities	18,281	7,418
Total liabilities	136,282	114,955

Commitments and contingencies

Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 54,919 and 54,530 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	5	5
Additional paid-in capital	370,395	335,284
Deferred stock compensation	—	(1,105)
Retained earnings	189,799	163,864
Total stockholders’ equity	560,199	498,048
Total liabilities and stockholders’ equity	$696,481	$613,003

Certain prior period amounts have been reclassified to conform to the current period presentation.

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